Exhibit 1.1

750,000 Shares of Common Stock and

Warrants to Purchase 750,000 Shares of Common Stock

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

UNDERWRITING AGREEMENT

October 11, 2023

Maxim Group LLC
300 Park Avenue, 16th Floor
New York, NY 10022

Ladies and Gentlemen:

Hall of Fame Resort & Entertainment Company, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, (this “Agreement”), to sell to you, Maxim Group LLC as representative of the several underwriters (each an “Underwriter” and collectively, the “Underwriters”) named herein (“Maxim” or the “Representative”), an aggregate of 750,000 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and warrants to purchase 750,000shares of Common Stock at an exercise price of $3.75 per share (the “Firm Warrants” and together with the Firm Shares, the “Firm Securities”). In addition, the Company proposes to grant to the Representative an option to purchase up to an additional 112,500 shares of Common Stock (the “Option Shares”) and /or up to an additional warrants to purchase an additional 112,500 shares of Common Stock (the “Option Warrants” and together with the Option Shares, the “Option Securities”) from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Securities. The Firm Securities, and the Option Securities and the shares of Common Stock issuable upon the exercise of the Warrants are collectively referred to herein as the context requires as the “Securities.” The Firm Shares and the Option Shares are collectively referred to herein as the “Shares”. The Firm Warrants and the Option Warrants are collectively referred to herein as the “Warrants”). The Warrants are being issued pursuant to a Warrant Agency Agreement (the “Warrant Agency Agreement”) between the Company and Continental Stock Transfer and Trust Company (the “Warrant Agent”).

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-3 (File No. 333-259242), including the related base prospectus and all exhibits, financial schedules and all documents and information deemed to be a part thereof through incorporation by reference or otherwise (the “Registration Statement”) and the related base prospectus pursuant to Rule 424(b)(2) under the Securities Act dated September 14, 2021, covering the registration of certain classes of securities of the Company (including the Common Stock and the Warrants) under the Securities Act for offer and sale from time to time in accordance with Rule 415 of the Rules. The Registration Statement was declared effective by the Commission on September 14, 2021 (the “Effective Date”). Promptly after execution and delivery of this Agreement, the Company will file a prospectus supplement in accordance with the provisions of Rule 430B and paragraph (b) of Rule 424 of the Securities Act. The term “Rule 430B Information” means any information included in such prospectus supplement that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B. The term “Preliminary Prospectus” means each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information, including any document incorporated by reference therein at such time. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the Preliminary Prospectus and the final prospectus supplement that includes Rule 430B Information filed with the Commission pursuant to Rule 424(b), including any document incorporated by reference therein at such time.

The Company understands that the Underwriters propose to make a public offering of Securities (the “Offering”), as set forth in and pursuant to the Prospectus, as soon after the date of this Agreement as the Underwriter deems advisable. The Company hereby confirms that the Underwriters have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer-Represented Free Writing Prospectus, if any (as hereinafter defined) and is authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, the Firm Shares at a purchase price of $3.4782 per Firm Share and the Firm Warrants at a purchase price of $0.0093 per Firm Warrant, representing, in each case, a 7% discounted price from the price at which the Underwriter shall sell the Firm Shares and the Firm Warrants to the public. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares and Firm Warrants cset forth opposite their respective names on Schedule I attached hereto and made a part hereof

(b) The Company hereby grants to the Representative on behalf of the Underwriters an option to purchase all or any part of the Option Shares at a price per Option Share equal to $3.4782, and /or all or any part of the Option Warrants at a price per Option Warrant equal to $0.0093representing, in each case, a 7% discounted price from the price the Underwriters shall sell the Option Shares and the Option Warrants to the public. Such option may be exercised only to cover over-allotments in the sales of Securities by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, Eastern Daylight Time (“EDT”), on the business day before Securities Closing Date (as defined below), and from time to time thereafter within 45 days after the date of this Agreement, in each case upon written or electronic notice, or verbal or telephonic notice confirmed by written or electronic notice, by the Representative to the Company no later than 12:00 noon, EDT, on the business day before Securities Closing Date or at least one business day before the Option Securities Closing Date (as defined below), as the case may be, setting forth the number of Option Shares and (but not or) Option Warrants to be purchased and the time and date (if other than Securities Closing Date) of such purchase.

(c) For a period of six (6) months from the Securities Closing Date (as defined below), the Company hereby grants Maxim the right of first refusal to act as to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all such future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such six (6) month period of the Company, or any successor to or any Subsidiary of the Company (each a “Subsequent Offering”), except with respect to a financing involving strategic investors (only to the extent that these specific strategic opportunities arise out of normal course business activities of the Company, or are not introduced by any investment banker or placement agent, or are in discussion on the date hereof), incentive equity compensation, commercial debt, private offering of preferred stock to ADC LCR Hall of Fame Manager II, LLC or affiliates thereof, any financing arranged by or with Industrial Realty Group, LLC or any of its affiliates, any financing involving IRG’s advisor ADC, any pre-existing advisors, or any alternative financial institution, any form of public financing, including Tourism Development District funds, tax-increment financing funds, JobsOhio funds or other grants and tax credits (including Ohio Film Tax Credits), Property Assessed Clean Energy (“PACE”) financing, equipment financing, seller/buyer financing in connection with any acquisition or divestiture by the Company, the ATM Offering (as defined below), and/or any financing with existing investors (each a “Financing Exception”). For the sake of clarity, it is understood that Maxim’s exclusivity for such six month period shall apply to any public offering of securities pursuant to a registration statement (excluding equity compensation and resale registrations), including but not limited to a registered direct offering. The Company shall not offer to retain any entity or person in connection with any Subsequent Offering on terms more favorable than terms on which it offers to retain Maxim. Such offer shall be made in writing in order to be effective. Maxim shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Maxim should decline such retention, the Company shall have no further obligations to Maxim with respect to the Subsequent Offering for which it has offered to retain Maxim, except as otherwise provided for herein. For avoidance of doubt, Maxim acknowledges that if the Company issues securities in any form of financing without the use of any agent or underwriter, such transaction shall not be deemed a Subsequent Offering. For purposes of this Agreement “ATM Offering” shall mean the offer and sale of shares of Common Stock pursuant to the Equity Distribution Agreement dated September 30, 2021, as amended, by and among the Company and Wedbush Securities Inc. and Maxim Group LLC, as agents (the “Agents”), pursuant to which the Company may offer and sell, from time to time through the Agents, shares of the Common Stock having an aggregate value of up to $39,016,766.

(d) In the event within six (6) months following either (i) the termination of the engagement letter dated September 13, 2023, between the Company and Maxim (the “Engagement Letter”), for any reason (other than for “Cause”), or (ii) the Securities Closing Date, (as hereinafter defined) the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors contacted by Maxim as evidenced by a list of such investors provided to the Company, upon the Company’s written request at any time, then the Company will pay Maxim upon the closing of such financing the compensation set forth in Section 1(a) herein, except with respect to any Financing Exception. “Cause,” for the purpose of this section, shall mean, as determined by a court of competent jurisdiction, Maxim’s gross negligence, willful misconduct, or a material breach of the Engagement Letter or this Agreement, after being notified in writing of such conduct, and not curing such alleged conduct within ten (10) business days of notification of such alleged wrongful conduct.

(e) Payment of the purchase price for, and delivery of the Securities as provided for in Section 1(e) hereof, shall be made at the offices of Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022 or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m., EDT, on the second (or if Securities are priced, as contemplated by Rule 15c6-1(c) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), after 4:30 p.m. EDT, third) business day following the date of this Agreement, or such earlier date as the parties agree (such time and date of delivery and payment are called the “Securities Closing Date”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Securities Closing Date”). Securities Closing Date and any Option Securities Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(f) Payment for the Securities or Option Securities shall be made on each Securities Closing Date or Option Securities Closing Date, as the case may be, by wire transfer in Federal (same day) funds upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Securities or Option Securities (or through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriter. The Securities or Option Securities, as the case may be, shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one business day prior to the Securities Closing Date or Option Securities Closing Date, as applicable. The Company will permit the Representative to examine and package the Securities or Option Securities for delivery, at least one business day prior to the applicable Securities Date or Option Securities Closing Date. The Company shall not be obligated to sell or deliver the Securities or Option Securities except upon tender of payment by the Representative for such Securities or Option Securities.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of Securities Closing Date and as of each Option Securities Closing Date (if any), as follows:

(a) The Company meets the requirements for use of Form S-3 for registration under the Securities Act, including the registrant requirements set forth in General Instruction I.A. of that form. . The conditions for use of Form S-3, set forth in the General Instructions thereto, including, but not limited to, General Instruction I.B.6 and other conditions related to the offer and sale of the Securities, have been satisfied. The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective by the Commission or became automatically effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any other governmental entity. No order preventing or suspending the use of any Prospectus has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission or any other governmental entity. The Company has fully complied with any request on the part of the Commission or other governmental entity for additional information.

(b) At the Effective Date, at the date hereof, at the Closing Date and at the Option Securities Closing Date (if any), each of the Registration Statement and any amendment or supplement thereto complied, complies and will comply in all material respects with the requirements of the Securities Act and the Rules, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the respective dates of the Prospectus or such amendment or supplement, at the respective times that the Prospectus and any such amendment or supplement were issued, at any of the Closing Dates, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Each Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Rules, and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) At the Securities Closing Date, each Issuer-Represented Free Writing Prospectus (as defined below) identified on Schedule II hereto and the Prospectus (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this section and elsewhere in this Agreement, “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(e) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(a)(iii), does not and will not include any information that conflicted, conflicts or will conflict in any material respect with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any other prospectus deemed to be a part thereof that has not been superseded or modified.

(f) The representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement, the Prospectus or the General Disclosure Package or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative specifically for use therein; provided, however, that the parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of: the statements set forth in the “Underwriting” section of the Prospectus only insofar as such statements relate to the names and corresponding share amounts set forth in the table of Underwriters, the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters and the paragraph relating to stabilization by the Underwriters (the “Underwriters’ Information”).

(g) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, as applicable, and when read together with the other information in the Registration Statement, the Prospectus or the General Disclosure Package, as the case may be, (a) at the Effective Date, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities, (c) at the Closing Date and (d) if any Option Securities are purchased, at the Option Securities Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, and present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited financials that are subject to normal year-end adjustments and do not contain certain footnotes. The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the respective entities presented therein.

(i) There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus in accordance with Regulation S-X that have not been included as so required.

(j) Each of (i) Marcum LLP (“Marcum”), whose reports are filed with the Commission as a part of the Registration Statement and Prospectus, and (ii) Grant Thornton LLP (“Grant Thornton” and collectively with Marcum, the “Auditors”) who currently serves as the Company’s independent registered accounting firm is and, during the period covered by Marcum’s reports and the respective engagements of Marcum and Grant Thornton with the Company, was, to the knowledge of the Company, an independent public accounting firm as required by the Securities Act, the Rules and the rules and regulations of the Public Company Accounting Oversight Board. To the Company’s knowledge, neither of the Auditors is in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”). Neither of the Auditors has, during the periods covered by the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act, except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.1

(k) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the various other agreements required hereunder and thereunder to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations or business affairs (as described in the Registration Statement, the Prospectus and the General Disclosure Package) of the Company and its Subsidiaries (as hereinafter defined) considered as a whole (a “Material Adverse Effect”).

(m) Each of the Company’s direct and indirect significant subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule III. hereto Each Subsidiary of the Company has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, all of the issued and outstanding capital stock or equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or equity interests of any Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary.

[1]	NTD: In 2022, Marcum provided services associated with an S-3 registration statement and an executive search.

(n) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Prospectus or the General Disclosure Package. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, other than with respect to any shares reserved as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) no outstanding securities are convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(o) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the Warrants, the Warrant Agency Agreement and the issuance and sale of the Shares and the shares of Common Stock underlying the Warrants (the “Warrant Shares”). This Agreement has been, and the Warrant Agency Agreement and the Warrants, upon issuance, will have been, duly authorized, executed and delivered by the Company.

(p) When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities law; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(q) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and when the Shares have been issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, such Shares will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to any preemptive or other similar rights of any securityholder of the Company. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the General Disclosure Package and such description conforms in all material respects to the rights set forth in the instruments defining the same; and no holder of the Shares will be subject to personal liability by reason of being such a holder.

(r) The Warrant Shares have been duly authorized for issuance, conform to the description thereof in the Registration Statement, the General Disclosure Package and in the Prospectus and have been validly reserved for future issuance and will, upon exercise of the Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not be subject to the preemptive or other similar rights of any securityholder of the Company. No holder of the Warrant Shares received upon exercise of the Warrants will be subject to personal liability by reason of being such a holder.

(s) As of the dates indicated in the Registration Statement, the General Disclosure Package and the Prospectus, the authorized, issued and outstanding shares of capital stock of the Company were as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column headed “Actual” under the section thereof captioned “Capitalization” and, after giving effect to the Offering and the other transactions (excluding the offer and sale of any Option Securities) contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus, will be as set forth in the column headed “As Adjusted” in such section.   Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than the issuance of shares of Common Stock pursuant to equity compensation arrangements and pursuant to the conversion and/or exercise of securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock (“Common Stock Equivalents”) which Common Stock Equivalents have been disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.  Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, except such rights which have been waived prior to the date hereof.  Except as a result of the purchase and sale of the Securities or as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary.  The issuance and sale of the Shares pursuant to this Agreement will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any person other than the Underwriters. Except as set forth in the Registration Statement, the Prospectus or the General Disclosure Package, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(t) Except as would not result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities any filing, declaration, listing, registration, report or submission that is required to be so filed for the business operation of the Company or such Subsidiary as currently conducted. All such filings were in material compliance with applicable laws when filed and no deficiencies have been asserted in writing by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and each of its Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, franchises, grants, licenses, permits, easements, consents, certificates, permits and orders (“Permits”) of and from any governmental or self-regulatory agency, authority or body required (collectively, the “Permits”), for the conduct of the business of the Company and each of its Subsidiaries as currently conducted, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect . The Company and each of its Subsidiaries have fulfilled and performed in all material respects all their respective obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of such entity thereunder, except as disclosed in the Registration Statement or the General Disclosure Package. Except as may be required under the Securities Act, state and foreign Blue Sky laws and the rules of the Financial Industry Regulatory Authority (“FINRA”) and the NASDAQ Capital Market (“Nasdaq”), no other Permits are required to enter into, deliver and perform the obligations of the Company under this Agreement, the Warrants and the Warrant Agency Agreement for the Company to issue and sell the Securities.

(u) To the knowledge of the Company, no director or officer of the Company or any of its Subsidiaries is subject to any non-competition agreement or non-solicitation agreement with any current employer or prior employer that could materially affect his ability to be and act in his respective capacity of the Company.

(v) The Company and each of its Subsidiaries: (i) owns, possesses, or has the adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of its businesses as being conducted and as described in the Registration Statement, the General Disclosure and Prospectus; and (ii) has no knowledge that the conduct of its business conflicts or will conflict with the rights of others, and it has not received any notice of any claim of conflict with, any right of others. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any of its Subsidiaries has granted or assigned to any other Person any right to sell any of the products or services of the Company or its Subsidiaries. To the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received any claim for royalties or other compensation from any Person, including any employee of the Company or any of its Subsidiaries who made inventive contributions to the technology or products of the Company or any of its Subsidiaries that are pending or unsettled, and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus neither the Company nor any of its Subsidiaries has or will have any obligation to pay royalties or other compensation to any Person on account of inventive.

(w) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package: (i) there has not been any event which would reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to materially affect the financial results or financial condition of the Company or any of its Subsidiaries. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, since the date of the latest balance sheet included in the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any of its Subsidiaries has (A) issued any securities (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance, repurchase or forfeiture of restricted stock awards or restricted stock units under the Company’s existing stock award plans, or as otherwise issued in the ordinary course of business), (B) incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (C) entered into any transaction not in the ordinary course of business or (D) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(x) There is no document, contract or other agreement required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the Prospectus or the General Disclosure Package accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the Prospectus or the General Disclosure Package or filed as exhibits to the Registration Statement is, or upon consummation of the Offering will be, in full force and effect and is valid and enforceable in all material respects by and against the Company or any of its Subsidiaries, as the case may be, in accordance with its terms, except (i) such contracts or other agreements that have terminated or expired in accordance with their terms as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, and (ii) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, except for any default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its Subsidiaries, if a Subsidiary is a party thereto, of any other agreement or instrument to which it is a party or by which it or its properties or business may be bound or affected which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(y) The statistical and market related data included in the Registration Statement, the Prospectus and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package.

(z) Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any of its Subsidiaries pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clause (ii) or (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(aa) Neither the execution, delivery and performance of this Agreement, the Warrants and the Warrant Agency Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust or other agreement or instrument to which either of the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to either of the Company or any of its Subsidiaries, or (ii) violate any provision of certificate or articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement or other organizational documents of either of the Company or any of its Subsidiaries, except (A) in the case of clause (i) above, for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (B) for such consents or waivers which have already been obtained and are in full force and effect.

(bb) Except as otherwise set forth in the Registration Statement, the Prospectus or the General Disclosure Package, no holder of any security of the Company has any right, which has not been waived or satisfied prior to the date hereof, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder. Each director, executive officer and holders of 10% or more of the Company’s Common Stock listed on Schedule IV hereto has delivered, or will deliver on or prior to the Securities Closing Date, to the Representative his, her or its written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(cc) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there are no legal or governmental proceedings pending to which either of the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(dd) (qq) No labor disturbance or dispute by or with the employees of the Company or any of its Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, currently exists or, to the Company’s knowledge, is threatened. The Company and each of its Subsidiaries is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to its employees. The Company is not aware of any threatened or pending litigation between either of the Company or any of its Subsidiaries and any of its executive officers and has no reason to believe that such officers will not remain in the employment of the Company or its Subsidiaries, as the case may be.

(ee) No transaction has occurred between or among either of the Company, its Subsidiaries and any of their officers or directors, or five percent stockholders or any affiliate or affiliates of any such officer or director or five percent stockholders that is required to be described in and is not described in the Registration Statement, the Prospectus or the General Disclosure Package.

(ff) Neither the Company nor any of its Subsidiaries or Affiliates (as defined in the Securities Act) has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of any of Securities.

(gg) Based on the consolidated financial condition of the Company as of the Securities Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Securities Closing Date.  The Registration Statement, the Prospectus and the General Disclosure Package sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with the United States generally accepted accounting principles.

(hh) The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by the Company to the extent that the same are material and have become due. There are no material tax audits or investigations pending; nor are there any material proposed additional tax assessments against either the Company or its Subsidiaries.There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries, other than liens for taxes not yet delinquent, or being contested in good faith by appropriate proceedings and for which reserves in accordance with GAAP have been established in the Company’s books and records. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes

(ii) An application for the listing of the Shares and the Warrant Shares has been submitted to Nasdaq and all information requested by Nasdaq has been provided. The Company has no reason to believe that the listing application will not be approved.

(jj) The Common Stock has been registered as a class of securities pursuant to Section 12(b) of the Exchange Act. The Company has not taken any action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq, nor, except as disclosed in the Registration Statement, the Prospectus and General Disclosure Package, has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(kk) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and such Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll) The Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(mm) The Company has established and maintains disclosure controls and procedures over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are designed to ensure that information relating to the Company required to be disclosed in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the General Disclosure Package and in the Prospectus.

(nn) Except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, neither of the Auditors has been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(oo) Except as disclosed in the Registration Statement, the Prospectus or in the General Disclosure Package, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(pp) The Company is in material compliance with the rules and regulations promulgated by the Nasdaq Stock Market or any other governmental or self-regulatory entity or agency, except for such violations that, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations; and (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations)

(qq) The Company’s Board of Directors has validly established an audit committee whose composition satisfies the requirements of the Nasdaq Stock Market Listing Rules and the Board of Directors and/or the audit committee of the Board of Directors has adopted a charter that satisfies the requirements of the Nasdaq Stock Market Listing Rules.

(rr) The Company’s Board of Directors has validly established a compensation committee whose composition satisfies the requirements of the Nasdaq Stock Market Listing Rules and the Board of Directors and/or the compensation committee of the Board of Directors has adopted a charter that satisfies the requirements of the Nasdaq Stock Market Listing Rules.

(ss) The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply. The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or any of its Subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of its Subsidiaries.

(tt) The Company and each of its Subsidiaries maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have Material Adverse Effect. The Company reasonably believes that it and each of its Subsidiaries will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its respective business and the value of its respective properties at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

(uu) There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriter or the sale of Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by the FINRA.

(vv) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(ww) None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xx) To the knowledge of the Company, no: (i) officer or director of the Company or its Subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and its counsel if it becomes aware that any officer, director or stockholder of the Company or its Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(yy) Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, and would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its Subsidiaries has at all times operated its business in material compliance with all Environmental Laws (as hereinafter defined), and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any of its Subsidiaries has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

(zz) The Company is not and, after giving effect to the Offering, the sale of the Securities and the application of proceeds thereof as described in the Prospectus and the General Disclosure Package, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(aaa) Neither the Company nor, to the Company’s knowledge, any other person associated with it or acting on its behalf including, without limitation, any director, officer, agent or employee of the Company or its Subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(bbb) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(ccc) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ddd) Neither the Company nor any of its directors or officers or, to the best knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the National Defense Authorization Act for Fiscal Year 2013, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

(eee) Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve

(fff) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Securities Act or the Rules with the Offering. Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, neither the Company nor any of its Affiliates has sold or issued any securities during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act.

(ggg) The Company fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability. The execution of this Agreement, the Warrants, the Warrant Agency Agreement and the consummation of the Offering does not constitute a triggering event under any plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any of its Subsidiaries.

(hhh) The statements in the Registration Statement, the Prospectus and the General Disclosure Package under the headings “Description of the Securities We Are Offering” “Indemnification of Directors and Officers,” and “Certain Relationships and Related Person Transactions” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(iii) All information contained in the questionnaires completed by each of the Company’s officers and directors and provided to the Representative as well as the biographies of such individuals in the Registration Statement, the Prospectus and the General Disclosure Package is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect in any material respect.

(jjj) The Company and its Subsidiaries own or lease all such properties as are necessary to the conduct of its business as presently operated as described in the Registration Statement, the Prospectus and the General Disclosure Package. The Company and its Subsidiaries have good and marketable title in fee simple to all personal property owned by them, free and clear of all liens except such as are described in the Registration Statement, the Prospectus and the General Disclosure Package or such as do not (individually or in the aggregate) materially affect the business or prospects of the Company or its Subsidiaries. Any real property and buildings held under lease or sublease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or its Subsidiaries.

(kkk) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any of its Subsidiaries is a party or of which any property, operations or assets of the Company or any of its Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

(lll) As used in this Agreement, references to matters being “material” with respect to the Company shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company either individually or taken as a whole, as the context requires

(mmm) As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the executive officers and directors of the Company who are named in the Prospectus, with the assumption that such executive officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as executive officers or directors of the Company).

(nnn) Any certificate signed by or on behalf of the Company and delivered to the ss or to Loeb & Loeb LLP (“Underwriters’ Counsel”) shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule I hereto as to the matters covered thereby.

3. Conditions of the Underwriters’ Obligations. The obligation of the Underwriters to purchase the Securities is subject to each of the following terms and conditions:

(a) The Registration Statement has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative. A prospectus containing Rule 430B Information shall have been filed with the Commission in the manner and within the period required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430B. Any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed in all material respects all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

(c) The Representative shall have not reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d) The Representative shall have received on each Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive officer and chief operating officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed in all material respects all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus and any individual Issuer-Represented Free Writing Prospectus and, in their opinion (A) as of each Closing Date, neither (i) the Registration Statement, (ii) the General Disclosure Package, nor (iii) any individual Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the General Disclosure Package; (iv) the Shares and the Warrant Shares have been approved for listing on Nasdaq; (v) except as previously made available to Underwriters’Counsel, there are no meeting minutes, written consents or other documents concerning proceedings of the Company’s board of directors, the committees of the Company’s board of directors, or the Company’s stockholders that (A) relate to matters material to the Offering or (B) concern matters which could have a Material Adverse Effect on the Company and its business, except as disclosed in the Registration Statement, and all such meeting minutes, written consents or other documents concerning proceedings are true, correct and complete copies thereof for the periods covered thereby and, except as previously disclosed to Underwriters’ Counsel in writing, there have been no material changes, additions or alterations to said meeting minutes, written consents or other documents concerning proceedings; (vi) the Company identifies the duly appointed transfer agent and registrar with respect to the Common Stock; (vii) each person who, as a director or officer of the Company or attorney-in-fact of such director or officer that signed (A) the Registration Statement or any power of attorney pursuant to which such Registration Statement or amendments thereto were signed, (B) the certificates representing the Common Stock, (C) any other document delivered previously or on the date of such certificate in connection with the Registration Statement were, at the time of the filing, or any such amendment with the Commission, and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures or, in the case of the certificates representing Common Stock, true copies thereof; (viii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (ix) there has not occurred any Material Adverse Effect or to their knowledge any event that is likely to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(e) The Representative shall have received on the Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive officer, chief operating officer or chief financial officer of the Company to the effect that (i) attached to such certificate is a true, complete copy of the certificate of incorporation of the Company, as amended, and that no action has been taken by the Company’s board of directors or, to such officer’s knowledge, stockholders to further amend the certificate; (ii) such officer certifies the signatures of the officers of the Company; (iii) attached to such certificate is a true, complete copy of the bylaws of the Company in full force and effect and no action has been taken by the Company’s board of directors or, to such officer’s knowledge, stockholders to amend the bylaws; (iv) attached to such certificate are true, complete and correct copies of resolutions duly and validly adopted by the board of directors of the Company in accordance with Delaware law relating to the Offering, that such resolutions have not been amended, suspended, modified, rescinded or revoked, and remain in full force and effect, and such resolutions are the only resolutions adopted by the Company’s board of directors relating to the Offering; (v) such officer has carefully examined the Registration Statement, the Prospectus, the General Disclosure Package and (A) as of the Effective Date, the Registration Statement did not include, as of the applicable time the General Disclosure Package did not include and as of the date of this Agreement and the Closing Date, the Prospectus did not include any untrue statement of a material fact, nor did they omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus; and (vi) there has not occurred any Material Adverse Effect since the date of the Prospectus and no event that is likely to result in a Material Adverse Effect has occurred since such dates.

(f) The Representative shall have received: (i) simultaneously with the execution of this Agreement a signed letter from each of the Auditors addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from each of the Auditors addressed to the Representative and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) On the Closing Date, the Representative shall have received the opinion, dated as of such Closing Date, of Hunton Andrews Kurth LLP, as counsel to the Company, in a form reasonably acceptable to the Representative.

(h) [Reserved]

(i) [Reserved].

(j) All proceedings taken in connection with the sale of Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and Underwriters’ Counsel.

(k) The Representative shall have received copies of the Lock-up Agreements in form and substance reasonably satisfactory to Underwriters’ Counsel executed by each entity or person listed on Schedule IV hereto.

(l) The Shares and the Warrant Shares shall either have been approved for listing on Nasdaq, subject only to notice of issuance, or the Company shall have filed an application for listing of the Shares and Warrant Shares on Nasdaq in accordance with applicable Nasdaq rules. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from Nasdaq, nor, except as disclosed in the Registration Statement and General Disclosure Package, has the Company received any information indicating that the Commission or Nasdaq is contemplating terminating such registration or listing. The Securities shall be DTC eligible.

(m) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement or the General Disclosure Package: (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company or its Subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the General Disclosure Package, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its Subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of Securities as contemplated hereby.

(n) On the Securities Closing Date, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and agreements in connection with the Offering.

(o) The Company shall have furnished or caused to be furnished to the Representative such further customary certificates or documents as the Representative shall have reasonably requested.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required by this Agreement, the obligation of the Underwriter to consummate the Closing hereunder may be cancelled by the Representative after notice of such cancellation shall have be given to the Company in writing and the Company shall have been given a reasonable period of time to satisfy such condition (if such condition is capable of being satisfied).

4. Covenants and Other Agreements of the Company.

(a) The Company covenants and agrees as follows:

(i) The Company shall comply with the requirement of Rule 430B, as applicable, and shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus” as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any Issuer-Represented Free Writing Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company shall use best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) If, at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the third sentence of Paragraph (i) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iii) If at any time following issuance of an Issuer-Represented Free Writing Prospectus, if any, there occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(v) The Company shall furnish to the Representative and Underwriters’ Counsel, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request. If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer-Represented Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) The Company shall cooperate with the Representative and Underwriters’ Counsel in endeavoring to qualify the Securities for offer and sale in connection with the Offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(viii) The Company shall, during the term of the Lock-Up Agreements, enforce the terms thereof and impose stop-transfer restrictions on any sale or other transfer or disposition of Company securities until the end of the term of the Lock-Up Agreements.

(ix) On or before completion of this Offering, the Company shall make all filings required under applicable securities laws and by Nasdaq (including any required registration under the Exchange Act).

(x) The Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business affairs or business prospects, or the Offering for a period of time ending on the first business day following the forty-fifth (45) day following the Closing Date, without the prior written consent of the Representative other than normal and customary releases issued in the ordinary course of the Company’s business or as required by law.

(xi) The Company will apply the net proceeds from the Offering in the manner set forth under “Use of Proceeds” in the Prospectus.

(xii) The Company will use commercial best efforts to effect and maintain the listing of the Common Stock (including the Warrant Shares) on Nasdaq (or on a higher tier of the Nasdaq Stock Market or on the New York Stock Exchange or NYSE American) for at least three years after the Closing Date.

(xiii) During the 90 days period following the date of this Agreement (the “Company Lock-up Period”), the Company may not, without the prior written consent of the Representative, (i) offer, sell, issue, agree or contract to sell or issue or grant any option for the sale of any securities of the Company, except for (A) the issuance of securities under the Company’s equity compensation arrangements, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (B) the issuance of shares of Common Stock upon the exercise or conversion of securities that are issued and outstanding on the date of this Agreement or pursuant to the terms of agreements that are in effect on the date of this Agreement and are described in the Registration Statement, the General Disclosure Package and the Prospectus, provided that such securities or agreements have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price or conversion price of such securities (other than in connection with stock splits, adjustments or combinations as set forth in such securities) or to extend the term of such securities,; or (ii) file any registration statement relating to the offer or sale of any of the Company’s securities (except with respect to a registration statement on Form S-8 or a successor form thereto relating to a compensation plan described in the Registration Statement, the General Disclosure Package and the Prospectus).

(xiv) The Company will not take, and will cause its affiliates (as such term is defined by Rule 144 of the Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the prices of any security to facilitate the sale or resale of the Securities.

(xv) For so long as they are legally required to do so, the Company will use commercial best efforts to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(b) Whether or not the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all reasonable and documented costs and expenses incident to the performance of its obligations hereunder, which documentation shall be provided to the Company upon reasonable request, including the following:

(i) all filing fees and communication expenses related to the registration of the Securities to be sold in the Offering including all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus, the General Disclosure Package and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii) all fees and expenses in connection with any filings with FINRA;

(iii) all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering;

(iv) all fees and expenses in connection with listing the Shares and the Warrant Shares on Nasdaq;

(v) the costs of all mailing and printing of the underwriting documents (including this Agreement, any blue sky surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney);

(vi) all reasonable travel expenses of the Company’s officers and employees and any other expenses incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(vii) any stock transfer taxes payable upon the transfer of securities by the Company to the Underwriters and any other taxes incurred by the Company in connection with this Agreement or the Offering;

(viii) the costs associated with book building, prospectus tracking and compliance software and the cost of preparing certificates representing the Securities;

(ix) the cost and charges of any transfer agent or registrar for the Common Stock;

(x) any reasonable cost and expenses in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Representative;

(xi) fees of Underwriters’ Counsel;

(xii) the cost of preparing, printing and delivering certificates representing each of the Securities, if any; and

(xiii) all other costs, fees and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 5.

The Company and the Representative acknowledge that the Company has previously paid to the Representative an advance in an amount of $15,000 (the “Advance”) against the Representative’s out-of-pocket expenses. Any portion of the Advance not used shall be returned back to the Company to the extent not incurred. Notwithstanding anything to the contrary in this Agreement, the Representative’s total out-of-pocket accountable expenses (including legal fees and expenses) in connection with the Offering shall not exceed $115,000.

(c) The Company acknowledges and agrees that the Underwriters have acted and are acting solely in the capacity of a principal in an arm’s length transaction between the Company and the Underwriters with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(d) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer-Represented Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

5. Indemnification.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its respective affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), any Issuer-Represented Free Writing Prospectus or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein which meets the materiality standard set forth in such representations and warranties, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under applicable law, and will reimburse the Underwriters for their reasonable legal or other out of pocket expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that (y) the Company will only be obligated to reimburse the Underwriters for the cost and expense of one counsel (in addition to any local counsel) and provided further that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package or any amendment or supplement thereto or any Issuer-Represented Free Writing Prospectus, in reliance upon and in conformity with the Underwriters’ Information; and (z) with respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of an Underwriter to the extent that any losses, claims, damages or liabilities of such Underwriter results from the fact that a copy of the Preliminary Prospectus was not given or sent to the person asserting any such loss, claims, damage or liability at or prior to the written confirmation of sale of Securities to such person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly agrees to indemnify and hold harmless (i) the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the General Disclosure Package or any such amendment or supplement in reliance upon and in conformity with the Underwriters’ Information and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with evaluating, investigating or defending any such action or claim as such expenses are incurred; provided, however, that the obligation of any Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Securities to be purchased by such Underwriter hereunder.

(c) Any party that proposes to assert the right to be indemnified under this section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one firm of legal counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5 is due in accordance with its terms but for any reason is unavailable or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwritesr, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, each Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director or partner of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

7. Termination.

(a) This Agreement may be terminated with respect to Securities to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative inadvisable or impracticable to market Securities or enforce contracts for the sale of Securities; (iii) trading in the any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, the Nasdaq Capital Market or the Nasdaq has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or federal authority; or (v) in reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect, whether or not arising in the ordinary course of business, such as to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company will not be under any liability to any Underwriter, and the Underwriters shall not be under any liability to the Company, except that the Company will reimburse the Representative only for all actual, accountable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) reasonably incurred by the Representative in connection with the proposed purchase and sale of the Securities or in contemplation of performing its obligations hereunder subject to a cap of $40,000,

8. Miscellaneous.

(a) The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or the Company, or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Securities. In addition, the provisions of Sections 1(d), 4(b), 5, 6, 7 and 8(a) shall survive the termination or cancellation of this Agreement.

(b) This Agreement has been and is made for the benefit of the Underwriters, the Company, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Securities from the Underwriter merely because of such purchase.

(c) All notices and communications hereunder shall be in writing and mailed or delivered or by email if subsequently confirmed in writing, (a) if to the Representative or any Underwriter to Maxim Group LLC, 300 Park Avenue, New York, New York 10022, Attention: Attention: Clifford A. Teller, Co-President (e-mail: cteller@maximgrp.com), and to Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, Attention: Mitchell Nussbaum, Esq., (e-mail: mnussbaum@loeb.com) and (b) if to the Company, to Hall of Fame Resort & Entertainment Company, 2014 Champions Gateway, Canton, Ohio 44708, Attention: Michael Crawford, President and Chief Executive Officer, (e-mail: ________________) with a copy to Hunton Andrews Kurth LLP, 2200 Pennsylvania Ave NW, Washington DC, 20037, Attention: J. Steven Patterson, Esq. (e-mail: ____________________).

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard for conflict of laws principles. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The parties agree, to the extent permitted by law, to waive their rights to a jury trial in any proceeding arising out of this Agreement.

(e) If any term or provision of this Agreement or the performance thereof will be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provisions of this Agreement and this Agreement will be valid and enforced to the fullest extent permitted by law.

(f) The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

(g) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior or contemporaneous written or oral agreements, understandings, promises and negotiations with respect to the subject matter hereof.

(h) In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.

(i) This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

(j) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts may be delivered by facsimile, by e-mail delivery of a “pdf” format data file, or by other electronic signature, which counterparts shall be valid as if original and which delivery shall be valid delivery thereof.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

HALL OF FAME RESORT & ENTERTAINMENT COMPANY.

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

Accepted by the Representative, acting for themselves and as
Representative of the Underwriters named on Schedule I attached hereto, as of the date first written above:

REPRESENTATIVE

MAXIM GROUP LLC

By:	/s/ Clifford Teller
Name:	Clifford Teller
Title:	Co-President

[Signature page to Underwriting Agreement]

SCHEDULE I

Name of Underwriter	Number of Firm Shares Being Purchased	Number of Firm Warrants Being Purchased
Maxim Group LLC	750,000	750,000
Total	750,000	750,000

SCHEDULE II

Free Writing Prospectus

SCHEDULE III

Subsidiaries of the Company

Gordon Pointe Acquisition Corp.	a Delaware corporation

HOF Village Newco, LLC	a Delaware limited liability company

HOF Village Stadium, LLC	a Delaware limited liability company

HOF Village Parking, LLC	a Delaware limited liability company

HOF Village Land, LLC	a Delaware limited liability company

HOF Village Youth Fields, LLC	a Delaware limited liability company

HOF Village Sports Business, LLC	a Delaware limited liability company

Youth Sports Management, LLC	a Delaware limited liability company

HOF Village Hotel I, LLC	a Delaware limited liability company

HOF Village Hotel II, LLC	a Delaware limited liability company

HOF Village Hotel WP, LLC	a Delaware limited liability company

HOF Village Center for Excellence, LLC	a Delaware limited liability company

HOF Village Center for Performance, LLC	a Delaware limited liability company

HOF Village Residences I, LLC	a Delaware limited liability company

HOF Village Parking Management I, LLC	a Delaware limited liability company

HOF Village Play Action Plaza, LLC	a Delaware limited liability company

HOF Village Restaurant Management, LLC	a Delaware limited liability company

HOF Village Concessions, LLC	a Delaware limited liability company

HOF Village Waterpark, LLC	a Delaware limited liability company

HOF Experience, LLC	a Delaware limited liability company

HOF Village Media Group, LLC	a Delaware limited liability company

HOF Village Retail I, LLC	a Delaware limited liability company

HOF Village Retail II, LLC	a Delaware limited liability company

HOF Village Foundation, Inc.	an Ohio corporation

JCIHOFV Financing, LLC	a Delaware limited liability company

Mountaineer GM LLC	a Delaware limited liability company

SCHEDULE IV

Lock-up Signatories

1. Michael Crawford

2. Benjamin Lee

3. Anthony J. Buzzelli

4. David Dennis

5. James J. Dolan

6. Karl L. Holz

7. Stuart Lichter

8. Marcus Allen

9. Mary Owen

10. Kimberly K. Schaefer

11. Jerome Bettis

12.  Tara Charnes

13.  Lisa Gould

14.  Anne Graffice

15.  Victor Gregovits

18. HOF Village, LLC

19. CH Capital Lending, LLC

20. IRG Canton Village Member, LLC

21. IRG Canton Village Manager, LLC

22. Industrial Realty Group, LLC

EXHIBIT A

Form of Lock-Up Agreement

________, 2023

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Ladies and Gentlemen:

The undersigned understands that Maxim Group LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hall of Fame Resort & Entertainment Company, Inc. a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of common stock, par value $0.001 per share (the “Common Stock”) [and warrants to purchase shares of Common Stock].

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date of the Underwriting Agreement and ending ninety (90) days after such date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities (i) as a bona fide gift, by will or intestacy, (ii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, or (iii) to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

Exhibit A-1

If the undersigned is an officer or director of the Company, the undersigned agrees that the foregoing restrictions shall be equally applicable to any Securities that the undersigned may purchase in the Public Offering.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Common Stock, as applicable; provided that the undersigned does not transfer the Common Stock acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period) or a sale of 100% of the Company’s outstanding Common Stock.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by ___________, 2023, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Exhibit A-2

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Exhibit A-3